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                                                                  Exhibit 10.18


                              CONSULTING AGREEMENT
                              --------------------


      THIS CONSULTING AGREEMENT (the "Agreement") is made as of this 17th day of May, 1994, by and between Argo-Tech Corporation, a Delaware corporation (the "Company") and Vestar Capital Partners, Inc., a Delaware corporation ("Vestar").

      WHEREAS, Vestar, by and through its officers and employees, has expertise in the area of financial and corporate consulting and other matters relating to the ongoing business of the Company; and

      WHEREAS, the Company desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which the Company acknowledges the expertise of Vestar;

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

      1. CONSULTING SERVICES. Vestar hereby agrees that, during the term of this Agreement, it shall render to the Company, by and through such of its officers or employees as Vestar, in its sole discretion, shall designate from time to time, financial and corporate consulting services in relation to the day-to-day affairs of the Company as reasonably requested by the Company; provided, however, that the reasonableness of the amount of time and the nature of the consulting services requested by the Company shall be determined with a view to the nature of Vestar's expertise and the compensation provided to Vestar hereunder.

      2. FEES. In consideration of the consulting services to be provided to the Company hereunder, Vestar will receive (i) an initial fee of $250,000 payable on July 1,1994 and (ii) thereafter, a consulting fee of $87,250 per annum payable semi-annually in advance beginning January 1, 1995 and increasing proportionately with fuel pump sales increases over the immediately preceding fiscal year, with such increases not to exceed $12,500 per annum.

      3. REIMBURSEMENTS. In addition to the fees to be paid to Vestar hereunder, the Company shall, at the direction of Vestar, pay directly or reimburse Vestar for any of its reasonable out-of-pocket expenses incurred in connection with the services provided hereunder.

      4. INDEMNIFICATION. The Company will indemnify and hold harmless Vestar and its partners, employees, agents, representatives and affiliates (each being and "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, any claim made by any third party or otherwise, relating to or arising out of the consulting services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the consulting services contemplated by, this Agreement, and the Company will reimburse any Indemnified Party for all reasonable costs

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and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar.

      5. TERM. The term of this Agreement shall begin on July 1, 1994 and continue until December 31, 2000 (the "Initial Term"). Such term shall be renewed automatically for additional one-year terms thereafter unless Vestar or the Company shall give notice in writing within 90 days, but not later than 30 days, prior to the expiration of the Initial Term or of any one-year renewal thereof of its desire to terminate this Agreement. The provisions of Paragraphs 2 (to the extent any fee has not been paid prior to the termination hereof), 3, 4, 6 and 7 shall survive the termination of this Agreement.

      6. PERMISSIBLE ACTIVITIES. Subject to all applicable provisions of Delaware law that impose fiduciary duties upon Vestar or its partners or affiliates, nothing herein shall in any way preclude Vestar, its partners or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including companies that may be in competition with the business conducted by the Company.

      7.  GENERAL.

      (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

           If to Vestar:

                      Vestar Capital Partners, Inc.
                      245 Park Avenue, 40th Floor
                      New York, New York 10167
                      ATTENTION:  Daniel S. O'Connell





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        With a copy to:

                         Kirkland & Ellis
                         655 15th Street, N.W.
                         Washington, D.C. 20005
                         ATTENTION:  Jack M. Feder, Esquire

        If to the Company:

                         Argo-Tech Corporation
                         23555 Euclid Avenue
                         Cleveland, Ohio 44117-1795
                         ATTENTION:  Secretary

        With a copy to:

                         Thompson, Hine and Flory
                         1100 National City Bank Building
                         629 Euclid Avenue
                         Cleveland, Ohio 44114
                         ATTENTION:  Donald H. Messinger, Esquire

      (c) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

      (d) This Agreement shall be construed and enforced in accordance with the laws of New York (excluding the choice of law provisions thereof) and shall inure to the benefit of, and be binding upon, Vestar and the Company and their representatives, successors and assigns.

      (e) The waiver of any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.








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      IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed and delivered by their duly authorized officers or agents of the date first written above.

                                        VESTAR CAPITAL PARTNERS, INC.



                                        By: /s/ Prakash A. Melwani
                                           -------------------------------
                                           Prakash A. Melwani
                                           Managing Director



                                        ARGO-TECH CORPORATION

                                        By: /s/ Paul R. Keen
                                           -------------------------------